Exhibit 99.1

Magenta Therapeutics Reports Second Quarter Financial Results

and Recent Program Highlights

– Progress in addressing the FDA’s recommendations regarding bioassay and dose escalations to clear the current clinical hold on the company’s Investigational New Drug Application to initiate MGTA-117 Phase 1/2 clinical trial –

– Enrollment complete for Phase 2 clinical trial evaluating MGTA-145 plus plerixafor in patients with multiple myeloma; final clinical data expected in Q4 2021 –

– Plans to initiate Phase 2 clinical trial of MGTA-145 plus plerixafor for mobilization and collection of stem cells in patients with sickle cell disease in Q4 2021 –

– Ended Q2 2021 with approximately $207.8 million in cash, cash equivalents and marketable securities, and updates guidance that cash reserves are expected to fund the company’s operating plan into Q3 2023 –

Cambridge, MA – August 5, 2021 – Magenta Therapeutics, Inc. (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplants to more patients, today reported financial results for the second quarter ended June 30, 2021, and recent program highlights.

“The Magenta team has been hard at work prioritizing the advancement of our program portfolio, now with multiple clinical trials underway, including the two Phase 2 clinical trials of MGTA-145. We plan to initiate a Phase 1/2 trial of MGTA-117 in patients with Acute Myeloid Leukemia (AML) and Myelodysplastic Syndromes (MDS), assuming we are successful in resolving the clinical hold on our Investigational New Drug (IND) Application, and we also plan to initiate a Phase 2 clinical trial of MGTA-145 plus plerixafor for mobilization and collection of stem cells in patients with sickle cell disease,” said Jason Gardner, D.Phil., President and Chief Executive Officer, Magenta Therapeutics. “We remain laser-focused on developing transformative mobilization and conditioning treatments for the many patients who stand to benefit.”

Business Highlights:

•	In Q2 2021, Magenta welcomed three additions to its Executive Team: Caren Deardorf as Chief Commercial Officer; Thomas Beetham as Chief Legal Officer; and David Nichols as Chief Technical Officer.

•	In May 2021, Magenta closed an $86.4 million private placement financing.

Program Highlights:

MGTA-145 Stem Cell Mobilization and Collection Recent and Planned Activity:

•

Enrollment is complete for Phase 2 clinical trial in multiple myeloma. This 25-patient, investigator-initiated, Phase 2 open-label clinical trial, led by Surbhi Sidana, M.D., Assistant Professor of Medicine in the Division of Blood and Marrow Transplantation and Cellular Therapy at Stanford University School of Medicine, is designed to evaluate the ability of MGTA-145, in combination with plerixafor, to mobilize and collect stem cells for autologous stem cell transplant in patients with multiple myeloma.

•

Preliminary trial data presented at the American Society of Clinical Oncology (ASCO) Annual Meeting, held June 4-8, 2021, showed that all patients (15/15) treated as of the data cut-off date with MGTA-145 and plerixafor met the primary endpoint of sufficient stem cell mobilization and collection for transplant. As of the cut-off date, all patients (12/12) transplanted with MGTA-145 and plerixafor successfully engrafted, and six patients had completed their day-100 follow-up with demonstrated durable engraftment.

•	This trial has broad and clinically representative inclusion criteria and incorporates patients that represent the general transplant-eligible population of patients with multiple myeloma.

•

Patients enrolled in this trial included those patients with risk factors that could impact stem cell mobilization and collection, such as myeloma-directed therapies that are known to impact stem cell collection, previous malignancy treated with chemotherapy and/or radiation, and other co-morbid conditions. As indicated previously, mobilization agents may be less effective in patients with multiple risk factors.

•	Final clinical data from this trial are anticipated in Q4 2021 and are expected to be presented at a scientific congress.

•

Enrollment is ongoing in the Phase 2 clinical trial in collaboration with the National Marrow Donor Program®/Be The Match®, evaluating MGTA-145, in combination with plerixafor, in the mobilization and collection of stem cells from allogeneic donors for transplant in patients with AML, acute lymphocytic leukemia (ALL) and MDS. Initial data from this trial are expected in Q4 2021.

•

Initiation of a Phase 2 clinical trial in sickle cell disease in collaboration with bluebird bio is planned for Q4 2021 to evaluate the utility of MGTA-145, in combination with plerixafor, for the mobilization and collection of stem cells in patients with sickle cell disease where mobilization and collection is difficult and there is a clear unmet medical need.

MGTA-117 Targeted Conditioning Recent and Planned Activity:

•

Magenta announced the receipt of a clinical hold letter from the U.S. Food and Drug Administration (FDA) related to its IND Application filed in June 2021 to initiate a Phase 1/2 clinical trial of MGTA-117 in patients with AML and MDS.

•

The FDA is requiring that Magenta develop an additional bioassay to be used in conjunction with the pharmacokinetics/pharmacodynamics model to inform dose escalation decisions in addition to safety monitoring. This was the only clinical hold item identified by the FDA and is not related to the toxicology or manufacturing of MGTA-117.

•	Magenta has initiated the development of the bioassay and intends to work closely with the FDA to reach resolution of the clinical hold.

•

Upon successful resolution of the clinical hold, Magenta anticipates starting the Phase 1/2 dose escalation study and evaluating the safety, pharmacokinetics and pharmacodynamics of MGTA-117 as a single agent with possible anti-tumor therapeutic benefit in a relapsed/refractory AML and MDS patient population. As previously disclosed, Magenta expects to work with the FDA on an ongoing basis to transition the study to targeted conditioning in the primary target population of hematopoietic stem cell transplant-eligible AML and MDS patients after adequate data related to the safety, pharmacokinetics and pharmacodynamics of MGTA-117 have been collected in the relapsed/refractory AML and MDS patient population.

•	As the program progresses, Magenta also plans to explore MGTA-117 as a targeted conditioning agent prior to the delivery of gene-corrected cells associated with ex vivo gene therapy.

Additional Business Update:

The company also announced today that Mike Bonney resigned from the company’s Board of Directors and its committees, effective August 3, 2021, to focus on his newly expanded role as Executive Chair of Alnylam Pharmaceuticals, Inc. The resignation was not the result of any disagreement with the company nor any of its affiliates on any matter relating to the company’s operations, policies or practices. In connection with Mr. Bonney’s resignation, the size of the Board was reduced from 10 members to nine members and Alison Lawton, currently a member of the Board, was appointed Chair of the Board, and Jeff Albers, also a current member of the Board, was appointed to the Board’s audit committee.

“I would like to thank Mike for his contribution to Magenta’s success through the years,” commented Dr. Gardner. “We are grateful for his support and wish him the very best in the future. We are also extremely pleased to announce the expansion of Alison’s role as Chair, bringing us more than 30 years of experience in the biopharmaceutical industry, as an executive and board member, as well as in a wide range of operational roles.”

Financial Results:

Cash Position: Cash, cash equivalents and marketable securities as of June 30, 2021 were $207.8 million, compared to $148.8 million as of December 31, 2020. Magenta anticipates that its cash, cash equivalents and marketable securities will be sufficient to fund operations and capital expenditures into Q3 2023.

Research and Development Expenses: Research and development expenses were $11.1 million in Q2 2021, compared to $12.6 million in Q2 2020. The decrease was driven primarily by the completion of the GMP manufacturing activities to support the IND Application for MGTA-117 and future clinical trials.

General and Administrative Expenses: General and administrative expenses were $6.5 million for Q2 2021, compared to $7.4 million for Q2 2020.

Net Loss: Net loss was $16.9 million for Q2 2021, compared to net loss of $19.1 million for Q2 2020.

About Magenta Therapeutics

Magenta Therapeutics is a clinical-stage biotechnology company developing medicines to bring the curative power of stem cell transplants to more patients with blood cancers, genetic diseases and autoimmune diseases. Magenta is combining leadership in stem cell biology and biotherapeutics development with clinical and regulatory expertise, a unique business model and broad networks in the stem cell transplant community to revolutionize immune reset for more patients.

Magenta is based in Cambridge, Massachusetts. For more information, please visit www.magentatx.com.

Follow Magenta on Twitter: @magentatx.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including express or implied statements regarding Magenta’s future expectations, plans and prospects, including, without limitation, statements regarding expectations and plans for presenting pre-clinical and clinical data, the development of a biomarker assay, working with the FDA to resolve the clinical hold on the MGTA-117 Phase 1/2 clinical trial, projections regarding future revenues and financing performance, long-term growth, cash, cash equivalents and marketable securities, the anticipated timing of clinical trials and regulatory filings, the initiation of clinical trials or the results of ongoing and planned clinical trials, the development of product candidates and advancement of preclinical programs, the potential benefits of product candidates, the timing, progress and success of collaborations, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and similar expressions that constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. The express or implied forward-looking statements included in this press release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: uncertainties inherent in clinical studies and in the availability and timing of data from ongoing clinical studies; the development of biomarker assays; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results from preclinical studies or earlier clinical studies will be predictive of the results of future trials; the expected timing of submissions for regulatory approval or review by governmental authorities; discussions with governmental agencies such as the FDA; regulatory approvals to conduct trials or to market products; whether Magenta’s cash resources will be sufficient to fund Magenta’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; risks, uncertainties and assumptions regarding the impact of the continuing COVID-19 pandemic on Magenta’s business, operations, strategy, goals and anticipated timelines, Magenta’s ongoing and planned preclinical activities, Magenta’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials, Magenta’s timelines for regulatory submissions and Magenta’s financial position; and other risks concerning Magenta’s programs and operations are described in additional detail in its Annual Report on Form 10-K filed on March 3, 2021, as updated by Magenta’s most recent Quarterly Report on Form 10-Q, and its other filings made with the Securities and Exchange Commission from time to time. Although Magenta’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Magenta. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts

Magenta Therapeutics

Lyndsey Scull, Director, Corporate Communications

202-213-7086

lscull@magentatx.com

Magenta Therapeutics, Inc.

STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$11,129	$12,610	$22,857	$26,573
General and administrative	6,481	7,402	13,450	14,683

Total operating expenses	17,610	20,012	36,307	41,256

Loss from operations	(17,610)	(20,012)	(36,307)	(41,256)
Interest and other income, net	682	933	1,890	2,166

Net loss	$(16,928)	$(19,079)	$(34,417)	$(39,090)

Net loss per share, basic and diluted	$(0.32)	$(0.48)	$(0.67)	$(0.99)

Weighted average common shares outstanding, basic and diluted	53,705,289	39,611,837	51,150,391	39,488,137

BALANCE SHEET DATA

(unaudited)

(In thousands)

	June 30, 2021	December 31, 2020
Cash, cash equivalents and marketable securities	$207,805	$148,835
Working capital	199,103	140,097
Total assets	220,378	161,619
Stockholders’ equity	202,892	143,906